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                                                                    Exhibit 23.1


                        Consent of Independent Auditors
                        -------------------------------

     We consent to the use of our report dated July 19, 2000 on the financial statements of REGI U.S., Inc. as of April 30, 2000 and 1999 that are included in the Form 10-KSB, which is included, by reference in the Company's Form S-8.

Dated this 31st day of August, 2000.

ELLIOTT TULK PRYCE ANDERSON
Chartered Accountants

/s/ Elliott Tulk
/s/ Pryce Anderson

Elliott Tulk Pryce Anderson